Exhibit 2
AUDITOR’S CONSENT
I hereby consent to the inclusion of my report in the Annual Report on Form 18-K of the Japan Finance Corporation for Municipal Enterprises for the year ended March 31, 2007 and to the reference to me under the heading “Financial Statements and Auditor” in such report.
I also consent to the incorporation by reference of such report and reference in the prospectus included in the Registration Statement of the Japan Finance Corporation for Municipal Enterprises.

/s/ Isao Hashimoto

Isao Hashimoto
Auditor
Japan Finance Corporation for Municipal Enterprises
September 25, 2007